EXHIBIT 16.1




October 15, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated October 10, 2001, of NQL Inc. and are in agreement with the statements contained in the first sentence of the first paragraph and the entire second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                           /s/ Ernst & Young LLP